UNTIED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Nxt-ID, Inc.

(Exact name of registrant as specified in its charter)

Delaware	46-0678374
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

One Reservoir Corporate Centre
4 Research Drive, Suite 402
Shelton, CT	06484
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title to each class	Name of exchange on which
to be so registered	each class is to be registered

None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-186331 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The description of the common stock as set forth in the Registrant’s Registration Statement on Form S-1 (File No. 333-186331) as originally filed with the Securities and Exchange Commission on January 31, 2013 or as subsequently amended (the “Registration Statement”), and in the prospectus included in the Registration Statement, is hereby incorporated by reference in response to this item.

Item 2. Exhibits.

The following exhibits are filed herewith or are incorporated by reference as indicated below.

Exhibit Number	Description
3.1 *	Certificate of Incorporation
3.2 *	Bylaws
4.1 **	Form of Common Stock Certificate of the Registrant
4.2*	Form of Warrant Agreement and Form of Warrant

*	Incorporated by reference to the identically numbered exhibit to Registration Statement on Form S-1of Nxt-ID, Inc., filed on January 31, 2013, as amended (Registration No. 333-186331), and Amendment No. 1 to Registration Statement on Form S-1 of Nxt-ID, Inc., filed on February 4, 2013, as amended (Registration No. 333-186331).

**	Incorporated by reference to the identically numbered exhibit to Amendment No. 5 to Registration Statement on Form S-1 of Nxt-ID, Inc., filed on May 6, 2013, as amended (Registration No. 333-186331).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Nxt-ID, Inc.

Date: May 22, 2013

By: /s/ Gino Pereira_______________________
Gino Pereira
President and Chief Executive Office
(Principal Executive Officer)